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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               November 3, 1999

                       SOUTHWEST SECURITIES GROUP, INC.
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            (Exact name of Registrant as specified in its charter)


      DELAWARE                   No. 0-19483             No. 75-2040825

(State or other jurisdicition    (Commission                (IRS employer
of incorporation)                File Number)          Identification No.)
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                          1201 ELM STREET, SUITE 3500
                             DALLAS, TEXAS  75270
         (Address, including zip code, of principal executive office)
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       Registrants' telephone number, including area code:  214-859-1800


                                Not applicable
                            -----------------------
          (Registrant's former address of principal executive office)
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Item 5.   OTHER EVENTS

At the Annual Meeting of Stockholders of Southwest Securities Group, Inc. ("SWS" or the "Company") held on November 3, 1999, the stockholders of the Company elected eight members to the Company's board of directors to serve for the following year and adopted two proposals concerning the Company's stock.

Approved were a proposal to amend the Company's certificate of incorporation to increase the number of authorized common shares from 20 million to 60 million and a proposal to issue 2.6 million shares of SWS common stock in connection with the proposed acquisition of ASBI Holdings, Inc. ("ASBI").

In August 1999, the Company entered into an agreement to acquire ASBI, a Texas corporation and unitary savings and loan holding company. ASBI owns all of the stock of Arlington Savings Bancshares, Inc., a Delaware corporation and unitary savings and loan holding company, which, in turn, owns all of the stock of First Savings Bank, a Federal Savings Bank, Arlington, Texas, a federal savings association.

The Company's stockholders approved the proposal to issue 2.6 million shares of SWS common stock in connection with the pending acquisition of ASBI, which upon consummation of the acquisition will become a wholly owned subsidiary of SWS. Upon consummation of the acquisition, the shares of ASBI stock outstanding immediately prior to the acquisition will be converted into and exchanged for shares of SWS common stock. As a result, ASBI shareholders will become stockholders of the Company upon consummation of the acquisition. The issuance of shares of SWS common stock to ASBI shareholders will be exempt from registration with the Securities and Exchange Commission pursuant to Regulation D of the Securities Act of 1933. Such shares will be subject to certain transfer restrictions, and, pursuant to an agreement between the Company and all shareholders of ASBI, the ASBI shareholders receiving such shares will be entitled to certain piggyback registration rights with respect to such shares.

Consummation of the Company's acquisition of ASBI is subject to satisfaction of a number of conditions, including receipt of regulatory approval from the Office of Thrift Supervision, and is expected to be completed during the third quarter of fiscal 2000.

Additional information regarding the proposals adopted at the Company's Annual Meeting of Stockholders is set forth in the Company's Press Release, dated November 3, 1999, and filed as an exhibit to this Current Report on Form 8-K.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. Exhibit 99. Southwest Securities Group, Inc. Press Release issued November 3, 1999.



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    SOUTHWEST SECURITIES GROUP, INC.
                    Date: November 9, 1999



                    By: /s/ David Glatstein
                        --------------------------------------
                         David Glatstein
                         President and Chief Executive Officer
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                                 EXHIBIT INDEX



EXHIBIT NO.         DESCRIPTION OF EXHIBIT

99                  Southwest Securities Group, Inc. Press Release
                    Issued November 3, 1999